CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Post–Effective Amendment No. 77 on Form N-1A of the American Heritage Fund, Inc. of our report dated July 28, 2006 on the Financial Statements of such Fund.  We also consent to the reference to our firm as Independent Registered Public Accountants in such Registration Statement.

September 21, 2006